                                                                 Exhibit (a)(9)

                               UAM FUNDS, INC. II

                              ARTICLES OF AMENDMENT


     UAM FUNDS, INC. II, a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The charter of the Corporation is hereby amended to provide that any Institutional Class Shares of the Corporation's Analytic Enhanced Equity Fund series that are issued and outstanding immediately prior to these Articles of Amendment becoming effective, be cancelled and, until thereafter reclassified, shall be authorized but unissued Institutional Class Shares of the Analytic Enhanced Equity Fund series.

     SECOND: The foregoing amendment to the charter of the Corporation was duly authorized and advised by the Board of Directors of the Corporation and approved by the shareholders of the Corporation entitled to vote thereon in accordance with the Corporation's charter.

     IN WITNESS WHEREOF, UAM Funds, Inc. II has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President, and witnessed by its Assistant Secretary, as of the 14th day of January, 2002.

WITNESS:                                         UAM FUNDS, INC. II



/s/ Suzan M. Barron                              By: /s/ Linda T. Gibson
-------------------                                  -------------------
Suzan Barron                                         Linda T. Gibson
Assistant Secretary                                  Vice President

                                   CERTIFICATE


     THE UNDERSIGNED, Vice President of UAM Funds, Inc. II (the "Corporation"), who executed on behalf of said Corporation the foregoing Articles of Amendment of said Corporation, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the act of said Corporation, and certifies to the best of her knowledge, information and belief, that the matters and facts set forth therein relating to the authorization and approval are true in all material respects, under the penalties of perjury.

Dated:  January 14, 2002                         /s/ Linda T. Gibson
                                                 -------------------
                                                 Linda T. Gibson
                                                 Vice President


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